As filed with the Securities and Exchange Commission on June 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Daré Bioscience, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4139823 (I.R.S. employer identification number)

3655 Nobel Drive, Suite 260, San Diego, CA (Address of principal executive offices)	92122 (Zip code)

Daré Bioscience, Inc. 2022 Stock Incentive Plan

(Full title of the plan)

Sabrina Martucci Johnson

President and Chief Executive Officer

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Name and address of agent for service)

(858) 926-7655

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Daré Bioscience, Inc. (“Daré”), with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,500,000 shares of its common stock that may be issued under the Daré 2022 Stock Incentive Plan (the “Original Plan”), as amended by Amendment No. 1 to Daré 2022 Stock Incentive Plan (“Amendment No. 1”) and by Amendment No. 2 to Daré 2022 Stock Incentive Plan (“Amendment No. 2”; the Original Plan as amended by Amendment No. 1 and Amendment No. 2, the “2022 Plan”). At Daré’s annual meeting of stockholders held on June 11, 2026, Daré’s stockholders approved Amendment No. 2 to increase the number of shares of common stock reserved for issuance of awards under the 2022 Plan by 1,500,000.

Daré previously filed the following registration statements (collectively, the “Prior Registration Statements”) with the Commission to register the following number of shares of its common stock for issuance under the 2022 Plan: (a) a Registration Statement on Form S-8 filed on August 9, 2022 (File No. 333-266699) to register 1,349,479 shares of common stock (after giving effect to the 1-for-12 reverse stock split effected in June 2024), and (b) a Registration Statement on Form S-8 filed on August 14, 2025 (File No. 333-289607) to register 600,000 shares of common stock.

This Registration Statement registers an additional 1,500,000 shares of Daré’s common stock for issuance under the 2022 Plan, thereby increasing the total number of shares of Daré’s common stock available for issuance under the 2022 Plan to 3,449,479.

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statements and is being filed in accordance with General Instruction E to Form S-8. Pursuant to such instruction, the contents of the Prior Registration Statements related to the 2022 Plan are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached under Item 8 hereto, pursuant to Rule 412 under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with the instructional Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement for offers of common stock pursuant to the 2022 Plan. The documents containing the information specified in Part I will be delivered to the participants in the 2022 Plan as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this registration statement:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP					X
23.1	Consent of Haskell & White LLP					X
23.2	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page of this registration statement)					X
99.1	Daré Bioscience, Inc. 2022 Stock Incentive Plan	Form 8-K	001-36395- 221036998	10.1(a)	6/23/2022
99.2	Amendment No. 1 to Daré Bioscience, Inc. 2022 Stock Incentive Plan	Form 8-K	001-36395- 251113653	10.1	7/9/2025
99.3	Amendment No. 2 to Daré Bioscience, Inc. 2022 Stock Incentive Plan	Form 8-K	001-36395- 261086411	10.1	6/12/2026
99.4	Form of Incentive Stock Option Agreement for grants under the Daré Bioscience, Inc. 2022 Stock Incentive Plan	Form 8-K	001-36395- 221036998	10.1(b)	6/23/2022
99.5	Form of Nonstatutory Stock Option Agreement for grants under the Daré Bioscience, Inc. 2022 Stock Incentive Plan	Form 8-K	001-36395- 221036998	10.1(c)	6/23/2022
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 23, 2026.

Daré Bioscience, Inc.

By:	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Daré Bioscience, Inc., constitutes and appoints Sabrina Martucci Johnson and MarDee Haring-Layton, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any one or more amendments to any part of this registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act of 1933, as amended, to keep such registration statement effective or to terminate its effectiveness, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sabrina Martucci Johnson	President, Chief Executive Officer, Secretary and Director	June 23, 2026
Sabrina Martucci Johnson	(Principal Executive and Financial Officer)

/s/ MarDee Haring-Layton	Chief Accounting Officer	June 23, 2026
MarDee Haring-Layton	(Principal Accounting Officer)

/s/ William H. Rastetter	Chairman of the Board	June 23, 2026
William H. Rastetter, Ph.D.

/s/ Jessica D. Grossman	Director	June 23, 2026
Jessica D. Grossman, M.D.

/s/ Susan L. Kelley	Director	June 23, 2026
Susan L. Kelley, M.D.

/s/ Gregory W. Matz	Director	June 23, 2026
Gregory W. Matz, CPA

/s/ Robin J. Steele	Director	June 23, 2026
Robin J. Steele, J.D., L.L.M.

-4-